UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2010

LEGACY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	000-51525 Commission File Number	20-3135053 I.R.S. Employer Identification Number
99 North Street, Pittsfield, Massachusetts 01201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (413) 443-4421
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On February 26, 2010, Legacy Bancorp, Inc. (the “Company”) and Legacy Banks (the “Bank”) entered into an Employment Agreement (the “Agreement”) with Patrick J. Sullivan effective April 1, 2010 (the “Effective Date”). The Company previously announced the appointment of Mr. Sullivan as Chief Executive Officer and President of the Bank and President of the Company on February 12, 2010.
Under the terms of the Agreement, Mr. Sullivan will receive an annual salary of $375,000 or such higher amount as may be determined from time to time by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). Mr. Sullivan will be eligible for incentive compensation under the Company’s Performance Incentive Plan, with a target bonus payment of 40% of salary. Mr. Sullivan will also be eligible to participate in any and all employee benefit plans generally available to other newly hired officers of the Bank and perquisites generally provided to other executive officers.
The initial term of the Agreement begins as of the Effective Date and continues for 36 full calendar months thereafter. Commencing on the first anniversary of the Effective Date, the term of the Agreement is reduced to 24 months. The Agreement provides Mr. Sullivan with three years of salary and bonus payment, and medical and dental benefit continuation in the event of termination of employment under certain circumstances, including a change in control (as defined in the Agreement) of the Company or the Bank, during the first year of the Agreement, and two years thereafter.
Mr. Sullivan also will receive a one-time payment of $50,000 to cover relocation expenses. Upon his first date of employment, Mr. Sullivan will be granted an inducement stock award equal to 25,000 non-qualified stock options and 10,000 shares of restricted stock that will vest at the rate of 20% per year over a five year period. In addition, the Company will grant Mr. Sullivan up to 40,000 performance shares that will be earned upon the satisfaction of certain performance conditions. Further information regarding the terms and conditions of the inducement stock award will be provided upon the grant thereof. Mr. Sullivan will not receive any additional compensation for his service as Director of the Company or the Bank.
The Employment Agreement with Mr. Sullivan is filed herewith as Exhibit 10.1.
Item 9.01    Financial Statements and Exhibits
(c)    Exhibits
The following exhibits are furnished as part of this report.

Exhibit Number	Description

Exhibit 10.1	Employment Agreement with Mr. Sullivan dated February 26, 2010

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2010	LEGACY BANCORP, INC.
	By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer